UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Definitive Information Statement

The Brainy Brands Company, Inc.
(Name of Registrant as Specified In Its Charter)

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THE BRAINY BRANDS COMPANY, INC.
460 Brogdon Road, Suite 400
Suwanee, GA 30024

NOTICE OF ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the holders of more than a majority of the outstanding shares of common stock of The Brainy Brands Company, Inc., a Delaware corporation (the “Company” “we”, “us,” or “our”), have approved the following action without a meeting of stockholders in accordance with Section 228 of the Delaware General Corporation Law:

The approval of an amendment to our certificate of incorporation to increase our authorized shares of common stock from 160,000,000 to 500,000,000. The action will become effective on the 20 th day after the definitive Information Statement is mailed to our stockholders.

The enclosed information statement contains information pertaining to the matters acted upon.

      WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

	By	Order of the Board of Directors
Dennis Fedoruk
Chairman
October , 2011

The Brainy Brands Company, Inc.
460 Brogdon Road, Suite 400
Suwanee, GA 30024

INFORMATION STATEMENT

Action by Written Consent of Stockholders

GENERAL INFORMATION

      WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This information statement is being furnished in connection with the action by written consent of stockholders taken without a meeting of a proposal to approve the actions described in this information statement. We are mailing this information statement to our stockholders on or about October  , 2011.

What action was taken by written consent?

We obtained stockholder consent for the approval of an amendment to our certificate of incorporation to increase our authorized shares of common stock, par value $0.001 (“Common Stock”), from 160,000,000 to 500,000,000.

How many shares of common stock were outstanding on October 7, 2011?

On October 7, 2011, the date we received the consent of the holders of more than a majority of our outstanding Common Stock, there were outstanding 39,461,706 shares of Common Stock outstanding.

What vote was obtained to approve the amendment to the certificate of incorporation described in this information statement?

We obtained the approval of the holders of 19,734,991 shares of Common Stock. Our executive officers, John Benfield, Dennis Fedoruk, and Ronda Bush, and our director Tony Erwin in the aggregate beneficially own 17,974,991, or approximately 45.6%  of our outstanding Common Stock, and all of such shares were voted in favor of the amendment. One additional shareholder, who owns 1,760,000 shares, or approximately 4.5% of our outstanding Common Stock, also voted in favor of the amendment.

Who is paying the cost of this information statement?

We will pay for preparing, printing and mailing this information statement. Our costs are estimated at approximately $10,000.

AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE AUHORIZED SHARES OF COMMON STOCK FROM 160,000,000 to 500,000,000

     Our board of directors and the holders of the a majority of our outstanding common stock have approved an amendment to our certificate of incorporation to increase our authorized shares of Common Stock from 160,000,000 to 500,000,000. The increase in our authorized shares of Common Stock will become effective upon the filing of the amendment to our certificate of incorporation with the Secretary of State of the State of Delaware. We will file the amendment to our certificate of incorporation to effect the increase in our authorized shares of Common Stock (the “Amendment”) approximately (but not less than) 20 days after this Information Statement is mailed to stockholders.

Pursuant to the Amendment, Article FOURTH of our certificate of incorporation will be amended to read in its entirety as follows:

FOURTH:   The total number of shares of stock which the Corporation has authority to issue is five hundred ten million (510,000,000), divided as follows:

A.   Five hundred million (500,000,000) shares of common stock, $0.0001 par value per share.

B.    Ten million  (10,000,000) shares of Preferred Stock,  $0.0001 par value per share, which may be issued from time to time in one or more classes or series with such dividend rates, voting rights, rights of conversion,  rights upon dissolution or liquidation, and with such  designations  or  restrictions  thereof as shall be determined  by  resolution  adopted by the Board of  Directors  at the time such stock is issued without further approval of the shareholders.

The form of certificate of amendment to be filed with the Secretary of State of the State of Delaware is set forth as Appendix A to this Information Statement.

Outstanding Shares and Purpose of the Proposal

Our certificate of incorporation currently authorizes us to issue a maximum of 160,000,000 shares of common stock, par value $0.0001 per share (“Common Stock”) and 10,000,000 shares of preferred stock, $0.0001 par value per share. Our issued and outstanding securities, as of October 7, 2011, on a fully diluted basis, are as follows:

· 39,461,706 shares of Common Stock;

· Warrants to purchase an aggregate of 60,885,499 shares of our Common Stock, with an exercise price of $0.20 per share; and

· Convertible notes in the aggregate principal amount of $4,706,489 convertible into 23,532,445 shares of Common Stock at a conversion price of $0.20 per share.

On August 11, 2011, the Company entered into a subscription agreement (the “August Subscription Agreement”) with accredited investors (the “Investors”). Pursuant to the August Subscription Agreement, on August 11, 2011, the Company issued and sold to the Investors, convertible promissory notes (the “Notes”) in the aggregate principal amount of $220,000 (the “First Closing”). The Notes are secured by all of the assets of the Company. Upon issuance, the Notes were convertible into common stock of the Company at a conversion price of $0.40 per share, subject to adjustment in the event of stock splits, stock dividends, or in the event of certain subsequent issuances by the Company of common stock or securities convertible into common stock at a lower price. The Notes will mature two years from the date of issuance and bear interest at the rate of 10% per annum due and payable semi-annually in arrears commencing September 30, 2011 and upon maturity. Pursuant to the First Closing, the Company issued to the Investors warrants to purchase 30 shares of common stock (the “Warrants”) for each $4.00 principal amount of Notes, such that the Company issued an aggregate of 1,650,000 Warrants. The Warrants have a five-year term, may be exercised on a cashless basis, and upon issuance had an exercise price of $0.60, subject to adjustment in the event of stock splits, stock dividends, or in the event of certain subsequent issuances of the Company of common stock or securities convertible into common stock at a lower price. The Notes may not be converted, and the Warrants may not be exercised, to the extent such conversion or exercise would cause the holder, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 4.99% of the Company’s then outstanding shares of common stock following such conversion or exercise.

A second closing under the August Subscription Agreement (the “Second Closing”) occurred on September 23, 2011, for additional principal amount of $180,000 in Notes (including Notes in the principal amount of $45,000 issued to the New Subscribers named in the Third Waiver (defined below)). At the Second Closing, the Company issued Notes and Warrants on the same terms and conditions as the First Closing, except that, the Notes and Warrants issued at the Second Closing had conversion and exercise prices, respectively, of $0.20. In connection with the Second Closing, on September 23, 2011, the Company entered into a Third Consent and Waiver Agreement with the parties identified on the signature pages thereto. Pursuant to the Third Waiver:

·	The exercise and conversion prices of the Company’s outstanding notes and warrants (including the Notes and Warrants issued at the First Closing), respectively, was reduced to $0.20.

·
Schedule 12(a) to the August Subscription Agreement, the subscription agreement entered into by the Company on November 24, 2010 (the “November Subscription Agreement”) and the subscription agreement entered into by the Company on April 18, 2011 (the “April Subscription Agreement”) was amended to increase from 7,500,000 to 15,000,000 the number of shares of common stock which the Company may include in its stock plan and  deemed an “Exempt Issuance” under the respective Subscription Agreements.

·	The New Subscribers named therein were added as subscribers under the August Subscription Agreement.

·
The subscribers under the November Subscription Agreement and April Subscription Agreement waived the last sentence of Section 3.3 of each of the warrants issued in connection with the November Subscription Agreement and April Subscription Agreement, with respect to the amount of shares of common stock that may be purchased upon full exercise of each of such warrants.

·	The Company agreed to use its best efforts to effect an increase in its authorized shares of Common Stock to 500,000,000, not later than December 1, 2011.

The increase in the authorized shares of Common Stock is required by the terms of the Third Waiver, as described above. Failure to effect the increase by December 1, 2011 would constitute an event of default under the Notes issued pursuant to the August Subscription Agreement. In addition, the Board believes that the increase in authorized common shares will provide the Company greater flexibility with respect to the Company’s capital structure for purposes including additional equity financings and stock based acquisitions.

Effects of the Increase in Authorized Common Stock

The additional shares of Common Stock will have the same rights as the presently authorized shares, including the right to cast one vote per share of Common Stock. Although the authorization of additional shares will not, in itself, have any effect on the rights of any holder of our Common Stock, the future issuance of additional shares of Common Stock (other than by way of a stock split or dividend) would have the effect of diluting the voting rights and could have the effect of diluting earnings per share and book value per share of existing shareholders.

At present, other than in connection with the possible exercise of outstanding warrants and the possible conversion of outstanding convertible notes (each at the option of their respective holders), the Board of Directors has no other plans to issue the additional shares of Common Stock authorized by the Amendment. However, it is possible that some of these additional shares could be used in the future for various other purposes without further shareholder approval, except as such approval may be required in particular cases by our charter documents, applicable law or the rules of any stock exchange or other system on which our securities may then be listed. These purposes may include: raising capital, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies, and expanding the Company’s business or product lines through the acquisition of other businesses or products.

We could also use the additional shares of Common Stock that will become available pursuant to the Amendment to oppose a hostile takeover attempt or to delay or prevent changes in control or management of the Company. Although the proposal to increase the authorized Common Stock has not been prompted by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), nevertheless, shareholders should be aware that the Amendment could facilitate future efforts by us to deter or prevent changes in control of the Company, including transactions in which shareholders of the Company might otherwise receive a premium for their shares over then current market prices.

BENEFICIAL OWNERSHIP OF SECURITIES AND SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth certain information, as of October 7, 2011 with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of the Company’s executive officers and directors; and (iii) the Company’s directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

Name of Beneficial Owner (1)	Common Stock Beneficially Owned	Percentage of Common Stock (2)
Dennis Fedoruk	12,224,995	31.0%
Ronda Bush	3,000,000(3)	7.6%
John Benfield	2,499,998	6.3%
Tony Erwin	249,998	*
Derek Schwerzler	50,003	*
All officers and directors as a group	18,024,994	45.7%

* Less than 1%

(1)	Except as otherwise indicated, the address of each beneficial owner is c/o The Brainy Brands Company, Inc., 460 Brogdon Road, Suite 400, Suwanee, GA. 30024.
(2)
Applicable percentage ownership is based on 39,461,706 shares of common stock outstanding as of October 7, 2011 together with securities exercisable or convertible into shares of common stock within 60 days of October 7, 2011 for each stockholder.  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.  Shares of common stock that are currently exercisable or exercisable within 60 days of October 7, 2011 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person

(3)	Includes 999,998 shares held by Ronda Bush’s husband.

ADDITIONAL AVAILABLE INFORMATION

     We are subject to the information and reporting requirements of the Securities Exchange Act of 1934 and in accordance with such act we file periodic reports, documents and other information with the Securities and Exchange Commission relating to our business, financial statements and other matters. Such reports and other information may be inspected and are available for copying at the public reference facilities of the Securities and Exchange Commission at 100 F Street, N.E., Washington D.C. 20549. or may be accessed at www.sec.gov.

	By	Order of the Board of Directors
Dennis Fedoruk
Chairman
October , 2011

Appendix A

Certificate of Amendment
of
Certificate of Incorporation
of
The Brainy Brands Company, Inc.

Under Section 242 of the Delaware General Corporation Law

The Brainy Brands Company, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”) hereby certifies as follows:

1.              The Certificate of Incorporation of the Corporation is hereby amended by changing Article IV, so that, as amended, said Article IV shall be and read as follows:

 FOURTH:   The total number of shares of stock which the Corporation has authority to issue is five hundred ten million (510,000,000), divided as follows:

A.   Five hundred million (500,000,000) shares of common stock, $0.0001 par value per share.

B.    Ten million  (10,000,000) shares of Preferred Stock,  $0.0001 par value per share, which may be issued from time to time in one or more classes or series with such dividend rates, voting rights, rights of conversion,  rights upon dissolution or liquidation, and with such  designations  or  restrictions  thereof as shall be determined  by  resolution  adopted by the Board of  Directors  at the time such stock is issued without further approval of the shareholders.

2.      The foregoing amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation law of the State of Delaware by the vote of a majority of each class of outstanding stock of the Corporation entitled to vote thereon.

IN WITNESS WHEREOF, I have signed this Certificate this __ day of
October, 2011.

John Benfield
Chief Executive Officer